As filed with the Securities and Exchange Commission on September 20, 2024.

Registration Statement No. 333-281889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6552	87-1375590
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Safe and Green Development Corporation

100 Biscayne Blvd., Suite 1201

Miami, Florida 33132

(904) 496-0027

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

David Villarreal

President and Chief Executive Officer

Safe and Green Development Corporation

100 Biscayne Blvd., Suite 1201

Miami, Florida 33132

(904) 496-0027

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Melissa Palat Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 885-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 20, 2024

Safe and Green Development Corporation

11,000,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 11,000,000 shares of common stock, par value $0.001 (“Common Stock”), of Safe and Green Development Corporation, a Delaware corporation (“we,” “us,” “our,” or the “Company”), by Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (collectively, the “Debenture Selling Stockholders”) and Arena Business Solutions Global SPC II, Ltd (“Arena Global” and together with the Debenture Selling Stockholders, the “Selling Stockholders”.

We are registering the resale of (i) up to 7,700,758 shares of Common Stock (the “First Closing Debentures Shares”) issuable upon the conversion of the four secured convertible debentures (the “First Closing Debentures”) that we issued to the Debenture Selling Stockholders pursuant to that certain Securities Purchase Agreement, dated as of August 12, 2024 (the “SPA”), between us and the Debenture Selling Stockholders, as more fully described in this prospectus; and (ii) up to 1,299,242 shares of Common Stock (the “First Closing Warrant Shares”) issuable upon the exercise of outstanding warrants (the “First Closing Warrants”) issued to the Debenture Selling Stockholders pursuant to the SPA, (iii) 925,000 shares of Common Stock (the “Arena Global Shares”) issued to Arena Global as a commitment fee pursuant to a private equity line purchase agreement executed on August 12, 2024, as amended on August 30, 2024 (the “ELOC Purchase Agreement”), and (iv) up to 1,075,000 shares of Common Stock (the “Arena Warrant Shares”) issuable pursuant to a warrant issued to Arena Global (the “Arena Global Warrant”) as a commitment fee pursuant to the ELOC Purchase Agreement. The Arena Warrant Shares and the Arena Global Shares are collectively referred to as the “Initial Commitment Fee Shares”. See “The Arena Transactions” for a description of the terms and conditions of the ELOC Purchase Agreement, including the Initial Commitment Fee Shares.

The First Closing Debenture Shares and First Closing Warrant Shares include: (i) up to 624,699 shares issuable to Arena Special Opportunities Fund, LP upon conversion of First Closing Debentures in the principal amount of $112,669.81 and up to 105,397 shares issuable upon the exercise of the First Closing Warrants; (ii) up to 3,234,715 shares issuable to Arena Special Opportunities Partners II, LP upon conversion of First Closing Debentures in the principal amount of $583,404.59 and up to 545,748 shares issuable upon the exercise of the First Closing Warrants; (iii) up to 1,370,504 shares issuable to Arena Special Opportunities Partners III, LP upon conversion of First Closing Debentures in the principal amount of $247,180.31 and up to 231,226 shares issuable upon the exercise of the First Closing Warrants and (iv) up to 2,470,840 shares issuable to Arena Special Opportunities (Offshore) Master, LP upon conversion of First Closing Debentures in the principal amount of $445,634.04 and up to 416,871 shares issuable upon the exercise of the First Closing Warrants. See “The Arena Transactions” for a description of the SPA and “Selling Stockholders” for additional information regarding Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, Arena Special Opportunities Fund, LP and Arena Global.

The prices at which the Selling Stockholders may resell the shares offered hereby will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders. We will, however, receive proceeds from the cash exercise of the First Closing Warrants and the Arena Global Warrant.

The Selling Stockholders may sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares of Common Stock in the section titled “Plan of Distribution” on page 19 of this prospectus. The Selling Stockholders may be deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

We will pay the expenses incurred in registering the securities covered by this prospectus, including legal and accounting fees. To the extent the Selling Stockholders decide to sell their shares of Common Stock we will not control or determine the price at which the shares are sold.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in any of our securities.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGD.” The last reported sale price of our Common Stock on the Nasdaq Capital Market on September 16, 2024 was $0.253 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of the Common Stock.

Investing in the Common Stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 6 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2024

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.sgdevco.com, shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms ““we,” “us,” “our,” “the Company,” “SG DevCo” and “our business” refer to Safe and Green Development Corporation. and “this offering” refers to the offering contemplated in this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholders of the securities offered by them described in this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to this offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus and any applicable prospectus supplement, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Our Company

We were formed in 2021 by Safe & Green Holdings Corp. (“SG Holdings”) for the purpose of real property development utilizing SG Holdings’ proprietary technologies and SG Holdings’ manufacturing facilities. Our current business focus is primarily on the direct acquisition and indirect investment in properties nationally that will be further developed in the future into green single or multi-family projects. To date, we have generated minimal revenue and our activities have consisted solely of the acquisition and entitlement of three properties, an investment in two entities that have acquired two properties to be further developed; however we have not yet commenced any development activities. We have since executed contracts to sell two properties for a profit. We have also acquired a majority interest in MWH described below. We are focused on increasing our presence in markets with favorable job formation and a favorable demand/supply ratio for multifamily and/or single-family housing. Our business model is flexible and we anticipate developing properties on our own and also through joint ventures in which we partner with third-party equity investors or other developers.

We intend to develop the properties that we own from the proceeds of sales of our securities and future financings, both at the corporate and project level, and/or sale proceeds from properties that are sold. However, our ability to develop any properties will be subject to our ability to raise capital either through the sale of equity or by incurring debt. We expect development activities to begin for our Magnolia Gardens Project Single Family project to be built on our McLean mixed use site in the fourth quarter of 2024. On July 23, 2024, we entered into a Joint Venture Agreement with Milk & Honey LLC, a Texas limited liability, for the purpose of establishing a joint venture to be conducted under the name of Sugar Phase I LLC for the purpose of developing and constructing single-family homes on five parcels of land located in Edinburg Texas.

In addition, in January 2024, we announced that we would strategically look to monetize our real estate holdings throughout 2024 by identifying markets where our land may have increased in value, as demonstrated by third-party appraisals. In connection with this strategy, we have entered into agreements to sell our St. Mary’s site and our Lago Vista site.

Additionally, we acquired a majority interest in Majestic World Holdings LLC (“MWH”) during the first quarter of 2024. MWH is a prop-tech company that has created an AI Software platform (the “AI Powered Platform”). The AI Powered Platform, which was launched in April 2024, aims to decentralize the real estate marketplace, creating an all-in-one solution that brings banks, institutions, home builders, clients, agents, vendors, gig workers, and insurers into a seamlessly integrated and structured AI-driven environment. In addition, we purchased all of the assets related to the A.I technology known as My Virtual Online Intelligent Assistant (“MyVONIA”). MyVONIA, an advanced artificial intelligence (AI) assistant, which utilizes machine learning and natural language processing algorithms to provide users with human-like conversational interactions, tailored to their specific needs.

Corporate Information

We were incorporated in Delaware on February 27, 2021. Our principal executive office is located at 100 Biscayne Blvd., #1201, Office 12, Miami, Florida 33132, and our phone number is (904) 496-0027. We maintain a website at www.sgdevco.com.

The reference to our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on such information in deciding whether to purchase shares of our Common Stock.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2028; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholders identified in this prospectus of up to 11,000,000 shares of our Common Stock. None of the shares registered hereby are being offered for sale by us.

Securities offered by the Selling Stockholders

This prospectus covers the resale of a total of up to 11,000,000 shares of our Common Stock, consisting of:

●    up to 7,700,758 shares of Common Stock issuable upon the conversion of the First Closing Debentures;

●     up to 1,299,242 shares of Common Stock issuable upon exercise of the First Closing Warrants;

●     925,000 shares of Common Stock issued to Arena Global as a commitment fee;

●     up to 1,075,000 shares of Common Stock issuable pursuant to a warrant issued to Arena Global as a commitment fee pursuant to the ELOC Purchase Agreement.

Common Stock outstanding prior to this offering	18,733,713 shares of Common Stock (includes 925,000 Initial Commitment Fee Shares which have been issued to Arena Global)

Common Stock to be outstanding after this offering,	28,808,713 shares of Common Stock

Terms of the offering

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Use of Proceeds	The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholders. However, we may receive proceeds from cash exercises of the First Closing Warrants or the Arena Global Warrant, based on the then applicable per share exercise price of the warrants being exercised; however, such warrants are exercisable on a cashless basis under certain circumstances. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. See “Risk Factors” beginning on page 6 and the similarly entitled sections in the documents incorporated by reference into this prospectus.

Nasdaq Capital Market Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SGD”.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 18,733,713 shares of our Common Stock outstanding as of September 16, 2024, assumes that we issue 7,700,758 First Closing Debentures Shares, 1,299,242 First Closing Warrant Shares and 1,075,000 Arena Global Warrant Shares and excludes:

●	66,668 shares of Common Stock issuable upon the settlement of unvested RSUs currently outstanding; and

●	2,291,500 shares of our Common Stock reserved for future issuance under our 2023 Incentive Compensation Plan (the “2023 Plan”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus may contain “forward-looking statements” within the meaning of the federal securities laws. Our forward-looking statements include, but are not limited to, statements about us and our industry, as well as statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. We intend the forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	We cannot predict the actual number of shares we will issue or sell under the SPA or the ELOC Purchase Agreement to Arena Global.

●	Management will have broad discretion over the use of the net proceeds from the sale of the Common Stock to Arena Global pursuant to the ELOC Purchase Agreement.

●	Our limited operating history makes it difficult for us to evaluate our future business prospects.

●	Our auditors have expressed substantial doubt about our ability to continue as a going concern.

●	Our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth or investments effectively.

●	The long-term sustainability of our operations as well as future growth depends in part upon our ability to acquire land parcels suitable for residential projects at reasonable prices.

●	We operate in a highly competitive market for investment opportunities, and we may be unable to identify and complete acquisitions of real property assets.

●	Our property portfolio has a high concentration of properties located in certain states.

●	There can be no assurance that the properties in our development pipeline will be completed in accordance with the anticipated timing or cost.

●	Our insurance coverage on our properties may be inadequate to cover any losses we may incur and our insurance costs may increase.

●	Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

●	Previously undetected environmentally hazardous conditions may adversely affect our business.

●	Legislative, regulatory, accounting or tax rules, and any changes to them or actions brought to enforce them, could adversely affect us.

●	If we were deemed to be an investment company, applicable restrictions could make it impractical for us to continue our business as contemplated and could have an adverse effect on our business.

●	Our industry is cyclical and adverse changes in general and local economic conditions could reduce the demand for housing and, as a result, could have a material adverse effect on us.

●	Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

●	We could be impacted by our investments through joint ventures, which involve risks not present in investments in which we are the sole owner.

●	We may not be able to sell our real property assets when we desire.

●	Access to financing sources may not be available on favorable terms, or at all, which could adversely affect our ability to maximize our returns.

●

If we were to default in our obligation to repay the loan we received from BCV S&G DevCorp or under the First Closing Debentures, it could disrupt or adversely affect our business and our stock price could decline.

●	Future outbreaks of any highly infectious or contagious diseases, could materially and adversely impact our performance, financial condition, results of operations and cash flows.

●	SG Holdings beneficially owns a significant portion of our outstanding Common Stock, and it may therefore be able to substantially control our management and affairs.

●	We currently do not intend to pay dividends on our Common Stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our Common Stock.

●	We may issue shares of preferred or Common Stock in the future, which could dilute your percentage ownership of the Company.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline

●	Provisions in our corporate charter documents and under Delaware law could make an acquisition of our company, more difficult and may prevent attempts by our stockholders to replace or remove our management.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

●	Our failure to comply with continued listing requirements of Nasdaq.

●	Risks relating to ownership of our Common Stock, including high volatility and dilution.

The risks and uncertainties included here are not exhaustive or necessarily in order of importance. Other sections of this prospectus, including “Risk Factors” beginning on page 6, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports that we file with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to correct or update any forward-looking statements to reflect events or circumstances that occur after the date of this prospectus

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, which have been filed with the SEC and are incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below and incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will issue upon conversion of the First Closing Debentures.

The conversion price of the First Closing Debentures is based on the lowest daily volume weighted average price of our Common Stock during a specified period of time and is also subject to adjustment for certain security issuances by us deemed to be below the conversion price, all subject to a floor price of $0.045 per share. Accordingly, the number of shares of Common Stock issuable upon conversion of the First Closing Debentures cannot be determined at this time and may change over time.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholders may sell such shares at different times and at different prices. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholders in this offering as a result of sales made by us in future transactions to the Selling Stockholders at prices lower than the prices they paid.

The issuance of Common Stock to the Selling Stockholders may cause substantial dilution to our existing stockholders and the sale of such shares acquired by the Selling Stockholders could cause the price of our Common Stock to decline.

We are registering for resale by the Selling Stockholders up to 11,000,000 shares of Common Stock, consisting of 7,700,758 shares issuable upon the conversion of the First Closing Debentures, up to 1,299,242 shares of Common Stock issuable upon the exercise of the First Closing Warrants and 2,000,000 Initial Commitment Fee Shares. The number of shares of our Common Stock ultimately offered for resale by the Selling Stockholders under this prospectus is dependent upon the number of shares converted under the First Closing Debentures, and the number of First Closing Warrant Shares issued. Depending on a variety of factors, including market liquidity of our Common Stock, the issuance of shares to Selling Stockholders may cause the trading price of our Common Stock to decline.

Our need for future financing may result in the issuance of additional securities, which will cause investors to experience dilution.

Our cash requirements may vary from those now planned. We expect our expenses to increase if and when we commence development of our properties. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. Other than pursuant to the SPA and the ELOC Purchase Agreement, each of which have conditions to be met in order to receive funding, there are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our board of directors, may further dilute the equity ownership of our stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

Our amended and restated certificate of incorporation authorizes the issuance of 50,000,000 shares of our Common Stock and 5,000,000 shares of preferred stock. We may from time-to-time issue additional shares of Common Stock or preferred stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. Any future issuances of Common Stock or securities convertible into Common Stock, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

Our failure to meet the continued listing requirements of the Nasdaq could result in a de-listing of our Common Stock.

Our shares of Common Stock are listed for trading on the Nasdaq. If we fail to satisfy the continued listing requirements of the Nasdaq such as the corporate governance requirements, the stockholder’s equity requirement or the minimum closing bid price requirement, Nasdaq may take steps to de-list our Common Stock.

On April 16, 2024, we received a letter from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”) because our stockholders’ equity of $1,887,777 as of December 31, 2023, as reported in our Annual Report on Form 10-K filed with the SEC on April 1, 2024, was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, we had 45 calendar days (until May 31, 2024), to submit a plan to evidence compliance with the Rule (a “Compliance Plan”). We submitted a Compliance Plan within the required time On July 22, 2024, we received a letter from Nasdaq stating that based on the Quarterly Report on Form 10-Q that we filed with the Securities and Exchange Commission for the period ended March 31, 2024, and our submission to the Staff, dated May 29, 2024, it determined that we were in compliance with Nasdaq Listing Rule 5550(b)(1). The letter further stated that if we fail to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon filing our next periodic report we may be subject to delisting.

On August 26, 2024, we received a letter from Nasdaq stating that the Company was not in compliance with the “Rule because the stockholders’ equity of the Company of $2,018,263 as of June 30, 2024, as reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2024, was below the minimum requirement of $2,500,000. The notification received has no immediate effect on our continued listing on the Nasdaq Capital Market, subject to our compliance with the other continued listing requirements.

Pursuant to Nasdaq’s Listing Rules, we have 45 calendar days (until October 10, 2024), to submit a Compliance Plan. We intend to submit a Compliance Plan within the required time, although there can be no assurance that the Compliance Plan will be accepted by Nasdaq. If the Compliance Plan is accepted by Nasdaq, we will be granted an extension of up to 180 calendar days from August 26, 2024 to evidence compliance with the Rule. In the event the Compliance Plan is not accepted by Nasdaq, or in the event the Compliance Plan is accepted but we fail to evidence compliance within the extension period, we will have the right to a hearing before Nasdaq’s Hearing Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

We intend to submit the Compliance Plan on or before October 10, 2024, monitor our stockholders’ equity and, if appropriate, consider further available options to evidence compliance with the stockholders’ equity requirement.

On April 25, 2024, we received written notice from Nasdaq notifying us that for the preceding 30 consecutive business days (March 14, 2024 through April 24, 2024), our Common Stock did not maintain a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5550(a)(2). The notice has no immediate effect on the listing or trading of the Common Stock and the Common Stock will continue to trade on The Nasdaq Capital Market under the symbol “SGD.”

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a compliance period of 180 calendar days, or until October 22, 2024, to regain compliance with the Minimum Bid Price Requirement. Compliance may be achieved without further action if the closing bid price of our Common Stock is at or above $1.00 for a minimum of ten consecutive business days at any time during the 180-day compliance period, in which case Nasdaq will notify us if it determines we are in compliance and the matter will be closed; however Nasdaq may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that a company complies.

If, however, we do not achieve compliance with the Minimum Bid Price Requirement by October 22, 2024, we may be eligible for additional time to comply. In order to be eligible for such additional time, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq, with the exception of the Minimum Bid Price Requirement, and must notify Nasdaq in writing of our intention to cure the deficiency during the second compliance period.

We intend to actively monitor the bid price of our Common Stock and will consider available options to regain compliance with the Nasdaq listing requirements, including such actions as effecting a reverse stock split to maintain our Nasdaq listing. At our 2024 Annual Meeting of Stockholders held on July 2, 2024, the stockholders approved an amendment to the Company’s amended and restated certificate of incorporation, to effect a reverse stock split with respect to the Company’s issued and outstanding common stock at a ratio of 1-for-2 to 1-for-20, with the ratio within such range to be determined at the discretion of the board of directors and included in a public announcement, subject to the authority of the board of directors to abandon such amendment.

If we cannot regain compliance with the Minimum Bid Price Requirement or if we otherwise fail to meet any of Nasdaq's listing standards, our Common Stock will be subject to delisting. If that were to occur, our Common Stock would be subject to rules that impose additional sales practice requirements on broker-dealers who sell our securities. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from effecting transactions in our Common Stock. This would adversely affect the ability of investors to trade our Common Stock and would adversely affect the value of our Common Stock. Delisting from Nasdaq would cause us to pursue eligibility for trading of our Common Stock on other markets or exchanges, or on an over-the-counter market. In such case, our stockholders’ ability to trade or obtain quotations of the market value of our Common Stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices of these securities. There can be no assurance that our Common Stock, if delisted from the Nasdaq, would be listed on a national securities exchange, a national quotation service or the over-the-counter markets. Delisting from the Nasdaq could also result in negative publicity, adversely affect the market liquidity of our Common Stock, decrease securities analysts’ coverage of us or diminish investor, supplier and employee confidence. In addition, our stock could become a “penny stock,” which would make trading of our Common Stock more difficult.

The delisting of our Common Stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future, or at all. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. Further, if our Common Stock were to be delisted from Nasdaq, our Common Stock would cease to be recognized as a covered security, and we would be subject to additional regulation in each state in which we offer our securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq Minimum Bid Price Requirement would stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from falling below the Nasdaq minimum bid price required for continued listing again or prevent future non-compliance with other applicable Nasdaq listing requirements, including maintaining minimum levels of stockholders’ equity or market values of our Common Stock, our Common Stock could be delisted.

THE ARENA TRANSACTIONS

Description of the Private Placement

On August 12, 2024, we entered into the SPA with the Debenture Selling Stockholders related to a private placement offering (the “Offering”) of up to five secured convertible debentures to the Debenture Selling Stockholders in the aggregate principal amount of $10,277,777 (the “Debentures”) together with warrants to purchase a number of shares of the Company’s Common Stock equal to 20% of the total principal amount of the Debentures sold divided by 92.5% of the lowest daily VWAP (as defined in the SPA) for our Common Stock during the ten consecutive trading day period preceding the respective closing dates (the “Warrants”).

The closing of the first tranche was consummated on August 12, 2024 (the “First Closing Date”) and we issued to the Debenture Selling Stockholders 10% original issue discount secured convertible debentures in principal amount of $1,388,888.75 (the “First Closing Debentures”) and warrants (the “First Closing Warrants”) to purchase up to 1,299,242 shares of the Company’s Common Stock. The First Closing Debentures were sold to the Debenture Selling Stockholders for a purchase price of $1,250,000, representing an original issue discount of ten percent (10%). More specifically, we issued (i) to Arena Special Opportunities Fund, LP a First Closing Debenture in the principal amount of $112,669.81 and a First Closing Warrant to purchase up to 105,397 shares of Common Stock; (ii) to Arena Special Opportunities Partners II, LP a First Closing Debenture in the principal amount of $583,404.59 and a First Closing Warrant to purchase up to 545,748 shares of Common Stock; (iii) to Arena Special Opportunities Partners III, LP a First Closing Debenture in the principal amount of $247,180.31 and a First Closing Warrant to purchase up to 231,226 shares of Common Stock; and (iv) to Arena Special Opportunities (Offshore) Master, LP a First Closing Debenture in the principal amount of $445,634.04 and a First Closing Warrant to purchase up to 416,871 shares of Common Stock. In connection with the closing of the first tranche, we reimbursed the Debenture Selling Stockholders $55,000 for their legal fees and expenses and placed $250,000 in escrow, to be released to us upon the First Registration Statement Effectiveness Date (as defined in the SPA).

Each First Closing Debenture matures eighteen months from its date of issuance and bears interest at a rate of 10% per annum paid-in-kind (“PIK Interest”) unless there is an event of default under the applicable First Closing Debenture. The PIK Interest shall be added to the outstanding principal amount of the applicable First Closing Debenture on a monthly basis as additional principal obligations thereunder for all purposes thereof (including the accrual of interest thereon at the rates applicable to the principal amount generally). Each First Closing Debenture is convertible, at the option of the holder, at any time, into such number of shares of our Common Stock equal to the principal amount of such First Closing Debenture plus all accrued and unpaid interest at a conversion price equal to the lesser of (i) $0.259, and (ii) 92.5% of lowest daily volume weighted average price (VWAP) of our Common Stock during the ten trading day period ending on such conversion date (the “Conversion Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations and similar events, as well as anti-dilution price protection provisions, and subject to a floor price of $0.045.

The First Closing Debentures are redeemable by us at a redemption price equal to 115% of the sum of the principal amount to be redeemed plus accrued interest, if any. While the First Closing Debentures are outstanding, if we or any of our subsidiaries receive cash proceeds from the issuance of equity or indebtedness (other than the issuance of additional secured convertible debentures as contemplated by the SPA), in one or more financing transactions, whether publicly offered or privately arranged (including, without limitation, pursuant to the ELOC Purchase Agreement (as defined below), we shall, within two (2) business days of our receipt of such proceeds, inform the holder of such receipt, following which the holder shall have the right in its sole discretion to require us to immediately apply up to 20% of all proceeds received by us to repay the outstanding amounts owed under the First Closing Debentures.

The First Closing Debentures contain customary events of default. Upon the occurrence and during the continuance of an event of default under the applicable First Closing Debenture, interest shall accrue on the outstanding principal amount of such First Closing Debenture at the rate of two percent (2%) per month and such default interest shall be due and payable monthly in arrears in cash on the first of each month following the occurrence of any event of default for default interest accrued through the last day of the prior month. If an event of default occurs, the holder may accelerate the full indebtedness under the applicable First Closing Debenture, in an amount equal to 150% of the outstanding principal amount plus 100% of accrued and unpaid interest. Subject to limited exceptions set forth in the First Closing Debentures, the First Closing Debentures prohibit us and, as applicable, our subsidiaries from incurring any new indebtedness that is not subordinated to our and, as applicable, any subsidiary’s obligations in respect of the First Closing Debentures until the First Closing Debentures are paid in full.

The First Closing Warrants expire five years from their date of issuance. The First Closing Warrants are exercisable, at the option of the holder, at any time, for up to 1,299,242 shares of our Common Stock at an exercise price equal to $0.247 (the “Exercise Price”), subject to adjustment for any stock splits, stock dividends, recapitalizations, and similar events, as well as anti-dilution price protection provisions that are subject to a floor price as set forth in the First Closing Warrants. The First Closing Warrants provide for cashless exercise under certain circumstances.

We entered into a Registration Rights Agreement, dated August 12, 2024 (the “RRA”), with the Debenture Selling Stockholders where we agreed to file with the SEC an initial registration statement within 30 days to register the maximum number of Registrable Securities (as defined in the RRA) issuable under the First Closing Debentures and the First Closing Warrants as shall be permitted to be included thereon in accordance with applicable SEC rules and to use our reasonable best efforts to have the registration statement declared effective by the SEC no later than the “First Registration Statement Effectiveness Date”, which is defined as the 30th calendar day following the First Closing Date (or, in the event of a “full review” by the SEC, no later than the 120th calendar day following the First Closing Date); provided, however, that if the registration statement will not be reviewed or is no longer subject to further review and comment, the First Registration Statement Effectiveness Date will be the fifth trading day following the date on which the Company is so notified if such date precedes the date otherwise required above. This registration statement is being filed in order to satisfy our obligations under the RRA. In the event the number of shares available under this registration statement is insufficient to cover the securities issuable upon conversion or exercise of the First Closing Debentures or First Closing Warrants, we are obligated to file one or more new registration statements until such time as all securities issuable upon conversion or exercise of the First Closing Debentures or First Closing Warrants have been included in registration statements that have been declared effective and the prospectus contained therein is available for use by the Debenture Selling Stockholders.

Under the SPA, a closing of the fifth tranche may occur subject to the mutual written agreement of the Debenture Selling Stockholders and us and satisfaction of the closing conditions set forth in the SPA on the later of (y) the fifth trading day following the Fourth Registration Statement Effectiveness Date (as defined in the SPA) (or if such day is not a trading day, on the next succeeding trading day) and (z) such date as the outstanding principal balance of the First Closing Debentures, Second Closing Debentures, Third Closing Debentures and Fourth Closing Debentures issued is less than $100,000.00, unless the parties mutually agree in writing to consummate the fifth closing on a different date, upon which we would issue and sell to the Debenture Selling Stockholders on the same terms and conditions a fifth 10% original issue discount secured convertible debenture in principal amount of $2,222,222 (the “Fifth Closing Debentures”) and a warrant (the “Fifth Closing Warrants”) to purchase a number of shares of our Common Stock equal to 20% of the total principal amount of the Fifth Closing Debentures divided by 92.5% of the lowest daily VWAP (as defined in the SPA) for the Common Stock during the ten consecutive trading day period ended on the last trading day immediately preceding the closing of the fifth tranche, provided the fifth Closing is also contingent on the satisfaction of the following additional condition, unless waived mutually by the parties: the median daily turnover of our Common Stock on its principal trading market for the thirty consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed fifth Closing must be greater than $200,000.

The Second Closing Debentures would be sold to the Debenture Selling Stockholders for a purchase price of $2,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the second tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our Common Stock issuable under the Second Closing Debentures and the Second Closing Warrants as shall be permitted with terms substantially similar as the terms provided in the RRA. We also have agreed to reimburse the Debenture Selling Stockholders for their legal fees and expenses related to such second closing.

Under the SPA, a closing of the third tranche may occur subject to the mutual written agreement of the Debenture Selling Stockholders and us and satisfaction of the closing conditions set forth in the SPA on the later of (y) the fifth trading day following the Second Registration Statement Effectiveness Date (as defined in the SPA) (or if such day is not a trading day, on the next succeeding trading day) and (z) such date as the aggregate outstanding principal balance of the First Closing Debentures and Second Closing Debentures issued is less than $100,000.00, unless the parties mutually agree in writing to consummate the third closing on a different date, upon which we would issue and sell to the Debenture Selling Stockholders on the same terms and conditions a third 10% original issue discount secured convertible debenture in principal amount of $2,222,222 (the “Third Closing Debentures”) and a warrant (the “Third Closing Warrants”) to purchase a number of shares of our Common Stock equal to 20% of the total principal amount of the Third Closing Debentures divided by 92.5% of the lowest daily VWAP (as defined in the SPA) for the Common Stock during the ten consecutive trading day period ended on the last trading day immediately preceding the closing of the third tranche, provided the third Closing is also contingent on the satisfaction of the following additional condition, unless waived mutually by the parties: the median daily turnover of our Common Stock on its principal trading market for the thirty consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed third Closing must be greater than $200,000.

The Third Closing Debentures would be sold to the Debenture Selling Stockholders for a purchase price of $2,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the third tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our Common Stock issuable under the Third Closing Debentures and the Third Closing Warrants as shall be permitted with terms substantially similar as the terms provided in the RRA. The Company also has agreed to reimburse the Debenture Selling Stockholders for their legal fees and expenses related to such third closing.

Under the SPA, a closing of the fourth tranche may occur subject to the mutual written agreement of the Debenture Selling Stockholders and us and satisfaction of the closing conditions set forth in the SPA on the later of (y) the fifth trading day following the Third Registration Statement Effectiveness Date (as defined in the SPA) (or if such day is not a trading day, on the next succeeding trading day) and (z) such date as the aggregate outstanding principal balance of the First Closing Debentures, Second Closing Debentures and Third Closing Debentures issued is less than $100,000.00, unless the parties mutually agree in writing to consummate the fourth closing on a different date, upon which we would issue and sell to the Debenture Selling Stockholders on the same terms and conditions a fourth 10% original issue discount secured convertible debenture in principal amount of $2,222,222 (the “Fourth Closing Debentures”) and a warrant (the “Fourth Closing Warrants”) to purchase a number of shares of our Common Stock equal to 20% of the total principal amount of the Fourth Closing Debentures divided by 92.5% of the lowest daily VWAP (as defined in the SPA) for the Common Stock during the ten consecutive trading day period ended on the last trading day immediately preceding the closing of the fourth tranche, provided the fourth Closing is also contingent on the satisfaction of the following additional condition, unless waived mutually by the parties: the median daily turnover of our Common Stock on its principal trading market for the thirty consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed fourth Closing must be greater than $200,000.

The Fourth Closing Debentures would be sold to the Debenture Selling Stockholders for a purchase price of $2,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the fourth tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our Common Stock issuable under the Fourth Closing Debentures and the Fourth Closing Warrants as shall be permitted with terms substantially similar as the terms provided in the RRA. We also have agreed to reimburse the Debenture Selling Stockholders for their legal fees and expenses related to such fourth closing.

Under the SPA, a closing of the fifth tranche may occur subject to the mutual written agreement of the Debenture Selling Stockholders and us and satisfaction of the closing conditions set forth in the SPA on the later of (y) the fifth trading day following the Fourth Registration Statement Effectiveness Date(as defined in the SPA) (or if such day is not a trading day, on the next succeeding trading day) and (z) such date as the outstanding principal balance of the First Closing Debentures, Second Closing Debentures, Third Closing Debentures and Fourth Closing Debentures issued is less than $100,000.00, unless the parties mutually agree in writing to consummate the fifth closing on a different date, upon which we would issue and sell to the Debenture Selling Stockholders on the same terms and conditions a fifth 10% original issue discount secured convertible debenture in principal amount of $2,222,222 (the “Fifth Closing Debentures”) and a warrant (the “Fifth Closing Warrants”) to purchase a number of shares of our Common Stock equal to 20% of the total principal amount of the Fifth Closing Debentures divided by 92.5% of the lowest daily VWAP (as defined in the SPA) for the Common Stock during the ten consecutive trading day period ended on the last trading day immediately preceding the closing of the fifth tranche, provided the fifth Closing is also contingent on the satisfaction of the following additional condition, unless waived mutually by the parties: the median daily turnover of our Common Stock on its principal trading market for the thirty consecutive trading day period ended as of the last trading day immediately preceding the date of the proposed fifth Closing must be greater than $200,000.

The Fifth Closing Debentures would be sold to the Debenture Selling Stockholders for a purchase price of $2,000,000, representing an original issue discount of ten percent (10%). In connection with the closing of the fifth tranche, we will enter into a registration rights agreement pursuant to which we will agree to register the maximum number of shares of our Common Stock issuable under the Fifth Closing Debentures and the Fifth Closing Warrants as shall be permitted with terms substantially similar as the terms provided in the RRA. We also have agreed to reimburse the Debenture Selling Stockholders for their legal fees and expenses related to such fifth closing.

Without giving effect to the Exchange Cap or the Beneficial Ownership Cap discussed below, assuming we converted all of the First Closing Debentures into Common Stock at the floor price (assuming each of such First Closing Debentures was held to maturity), approximately 40,852,444 shares of our Common Stock would be issuable upon conversion.

The SPA prohibits us from entering into a Variable Rate Transaction (other than the ELOC Purchase Agreement described below) until such time as no Debentures remain outstanding. In addition, the SPA provides that from the (i) the First Registration Statement Effectiveness Date until the earlier of (x) such date thereafter as no Debentures remain outstanding and (y) 120 days after the First Registration Statement Effectiveness Date, (ii) the Second Registration Statement Effectiveness Date until the earlier of (x) such date thereafter as no Debentures remain outstanding and (y) 120 days after the Second Registration Statement Effectiveness Date, (iii) the Third Registration Statement Effectiveness Date until the earlier of (x) such date thereafter as no Debentures remain outstanding and (y) 120 days after the Third Registration Statement Effectiveness Date, (iv) the Fourth Registration Statement Effectiveness Date until the earlier of (x) such date thereafter as no Debentures remain outstanding and (y) 120 days after the Fourth Registration Statement Effectiveness Date, and (v) the Fifth Registration Statement Effectiveness Date until the earlier of (x) such date thereafter as no Debentures remain outstanding and (y) 120 days after the Fifth Registration Statement Effectiveness Date, neither the Company nor any subsidiary may issue any Common Stock or Common Stock equivalents, except for certain exempted issuances (i.e., stock options, employee grants, shares issuable pursuant to outstanding securities, acquisitions and strategic transactions) and the ELOC Purchase Agreement.

We entered into a Security Agreement, dated August 12, 2024 (the “Security Agreement”), with the Debenture Selling Stockholders where we agreed to grant the Debenture Selling Stockholders a security interest in all of our assets to secure the prompt payment, performance and discharge in full of all of our obligations under the Debentures. In addition, each of our subsidiaries entered into a Guaranty Agreement, dated August 12, 2024 (the “Subsidiary Guaranty”), with the Debenture Selling Stockholders pursuant to which they agreed to guarantee the prompt payment, performance and discharge in full of all of our obligations under the Debentures.

Maxim Group LLC (“Maxim”) acted as placement agent in the Offering. In connection with the closing of the first tranche of the Offering, we paid a placement fee of $60,000 and an expense reimbursement of $15,000 to Maxim. Assuming the second tranche is closed, a placement fee in an amount equal to $120,000 will be payable by us to Maxim upon closing of the second tranche of the Offering. Assuming the third tranche is closed, a placement fee in an amount equal to $120,000 will be payable by us to Maxim upon closing of the third tranche of the Offering. Assuming the fourth tranche is closed, a placement fee in an amount equal to $120,000 will be payable by us to Maxim upon closing of the fourth tranche of the Offering. Assuming the fifth tranche is closed, a placement fee in an amount equal to $120,000 will be payable by us to Maxim upon closing of the fifth tranche of the Offering.

The SPA and the RRA contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, each of the Debenture Selling Stockholders represented to us, that it was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act ), and we sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of the ELOC Purchase Agreement

On August 12, 2024, we also entered into the ELOC Purchase Agreement with Arena Global, which was amended on August 30, 2024, pursuant to which we have the right, but not the obligation, to direct Arena Global to purchase up to $50,000,000 (the “Maximum Commitment Amount”) in shares of our Common Stock in multiple tranches upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement, which includes, but is not limited to, filing a registration statement with the SEC and registering the resale of any shares sold to Arena Global. Further, under the ELOC Purchase Agreement and subject to the Maximum Commitment Amount, we have the right, but not the obligation, to submit an Advance Notice (as defined in the ELOC Purchase Agreement) from time to time to Arena Global calculated as follows: (a) if the Advance Notice is received by 8:30 a.m. Eastern Time, the lower of: (i) an amount equal to seventy percent (70%) of the average of the Daily Value Traded (as defined in the ELOC Purchase Agreement) of our Common Stock on the ten trading days immediately preceding an Advance Notice, or (ii) $20,000,000 (b) if the Advance Notice is received after 8:30 a.m. Eastern Time but prior to 10:30 a.m. Eastern Time, the lower of (i) an amount equal to forty percent (40%) of the average of the Daily Value Traded of the Company’s Common Stock on the ten trading days immediately preceding an Advance Notice, or (ii) $15.0 million, and (c) if the Advance Notice is received after 10:30 a.m. Eastern Time, but prior to 12:30 p.m. Eastern Time, the lower of (i) an amount equal to twenty percent (20%) of the average of the Daily Value Traded of our Common Stock on the ten trading days immediately preceding an Advance Notice, or (ii) $10.0 million.

During the Commitment Period (as defined below), the purchase price to be paid by Arena Global for the Common Stock under the ELOC Purchase Agreement will be 96% of the Market Price, defined as the daily volume weighted average price (VWAP) of the Company’s Common Stock, on the trading day commencing on the date of the Advance Notice.

In connection with the ELOC Purchase Agreement we agreed, among other things, to issue to Arena Global, in two separate tranches, as a commitment fee, that number of shares of our restricted Common Stock equal to (i) with respect to the first tranche, 925,000 shares of Common Stock together with a warrant (the “Arena Global Warrant”) to purchase 1,075,000 shares of Common Stock, at an exercise price of $0.01 per share, (the “Commitment Fee Warrant Shares” and together with the 925,000 shares of Common Stock issued to Arena Global, the “Initial Commitment Fee Shares”) and (ii) with respect to the second tranche, $250,000 divided by the simple average of the daily VWAP (as defined in the ELOC Purchase Agreement) of the Common Stock during the five trading days immediately preceding the three month anniversary of the effectiveness of the registration statement on which the Initial Commitment Fee Shares are registered (the “Second Tranche Commitment Fee Shares,” and together with the Initial Commitment Fee Shares, the “Commitment Fee Shares”).

The ELOC Purchase Agreement also has a provision that provides for the issuance of additional shares of Common Stock as commitment fee shares in the event the value of the Initial Commitment Fee Shares is less than $500,000 measured during a specified period and the value of the Second Tranche Commitment Fee Shares is less than $250,000 measured during a specified period.

In connection with the ELOC Purchase Agreement we agreed to (i) register the resale of the Initial Commitment Fee Shares as soon as practicable and (ii) prepare and file a registration statement registering the Common Stock issuable to Arena Global under the equity line pursuant to the ELOC Purchase Agreement and the Commitment Fee Shares (to the extent then outstanding or issuable pursuant to a then outstanding convertible security) for resale as soon as practicable following the earlier of (A) the Company filing an amendment to its amended and restated certificate of incorporation to increase the number of shares of Common Stock authorized for issuance, or (B) the Company effecting a reverse stock split of its Common Stock. This registration statement is being filed in order to satisfy our obligations under the ELOC Purchase Agreement related to registering for resale the Initial Commitment Fee Shares.

The obligation of Arena Global to purchase our Common Stock under the ELOC Purchase Agreement begins on the date of the ELOC Purchase Agreement and ends on the earlier of (i) the date on which Arena Global shall have purchased Common Stock pursuant to the ELOC Purchase Agreement equal to the Commitment Amount, (ii) thirty six (36) months after the date of the ELOC Purchase Agreement or (iii) written notice of termination by the Company (the “Commitment Period”). The ELOC Purchase Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Arena Global represented to us, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and we will sell the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The number of shares of Common Stock that may be issued upon conversion of the Debentures and exercise of the Warrants, and inclusive of the Commitment Fee Shares and any shares issuable under and in respect of the ELOC Purchase Agreement is subject to an exchange cap (the “Exchange Cap”) of 19.99% of the outstanding number of shares of Common Stock on August 12, 2024, 3,559,961.73 shares, unless shareholder approval to exceed the Exchange Cap is approved. In addition, the parties agreed in the ELOC Purchase Agreement that the Commitment Fee Shares shall be first in priority of issuance above all other securities issuable pursuant to the SPA and the ELOC Purchase Agreement. The First Closing Debentures, First Closing Warrants and the Arena Global Warrant, are subject, and each debenture and warrant issuable in subsequent tranches will be subject, to a beneficial ownership limitation of 4.99% (the “Beneficial Ownership Cap”), which in each case restricts the holder from converting that portion of the debentures or exercising that portion of the warrants that would result in the holder and its affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the Beneficial Ownership Cap.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of shares of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus; however, we may receive proceeds from cash exercise of the First Closing Warrants or the Arena Global Warrant.

SELLING STOCKHOLDERS

This prospectus covers the possible resale from time to time by the Selling Stockholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 11,000,000 shares of our Common Stock, which includes: (i) up to 624,699 shares issuable to Arena Special Opportunities Fund, LP upon conversion of First Closing Debentures in the principal amount of $112,669.81 and 105,397 shares issuable upon the exercise of the First Closing Warrants; (ii) up to 3,234,715 shares issuable to Arena Special Opportunities Partners II, LP upon conversion of First Closing Debentures in the principal amount of $583,404.59 and 545,748 shares issuable upon the exercise of the First Closing Warrants; (iii) up to 1,370,504 shares issuable to Arena Special Opportunities Partners III, LP upon conversion of First Closing Debentures in the principal amount of $247,180.31 and 231,226 shares issuable upon the exercise of the First Closing Warrants and (iv) up to 2,470,840 shares issuable to Arena Special Opportunities (Offshore) Master, LP upon conversion of First Closing Debentures in the principal amount of $445,634.04 and 416,871 shares issuable upon the exercise of the First Closing Warrants and (v) 2,000,000 Initial Commitment Fee Shares of which 925,000 have been previously issued to Arena Global and 1,075,000 of which are issuable upon exercise of the Arena Global Warrant. Other than the transactions described under the “Description of the Private Placement” and “Description of the ELOC Purchase Agreement” the Selling Stockholders have not had any material relationship with us within the past three years.

We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the RRA and the ELOC Purchase Agreement, both of which we entered into with the Selling Stockholders, in which we agreed to provide certain registration rights with respect to resales by them of the shares of our Common Stock that have been or may be issued to them under the SPA and the ELOC Purchase Agreement.

The column “Number of Shares of Common Stock Beneficially Owned Prior to Offering” lists the number of shares of our Common Stock beneficially owned by the Selling Stockholders. The Selling Stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of Common Stock described under the column “Maximum Number of Shares of Common Stock To be Sold in this Offering” in the table below. The table below has been prepared based upon information furnished to us by the Selling Stockholders. The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of its shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly and as required.

The following table and footnote disclosure following the table sets forth the name of the Selling Stockholders and the number of shares of our Common Stock beneficially owned by the Selling Stockholders before this offering. The number of shares reflected are those beneficially owned, as determined under applicable rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days after September 16, 2024 through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on information furnished to us that the each Selling Stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

We have assumed that all shares of Common Stock reflected in the table as being offered in the offering covered by this prospectus will be sold from time to time in this offering. We cannot provide an estimate as to the number of shares of Common Stock that will be held by the Selling Stockholders upon termination of the offering covered by this prospectus because the Selling Stockholders may offer some, all or none of the shares of Common Stock being offered in the offering. Information about the Selling Stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

For purposes of the table below, 18,733,713 shares of Common Stock are outstanding as of September 16, 2024.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares of Common Stock to be Sold in this Offering(2)	Number of Shares of Common Stock Beneficially Owned After Offering(3)	Percentage of Shares Beneficially Owned after Offering(3)
Arena Special Opportunities Fund, LP	925,000	11,000,000	0	—

Arena Special Opportunities Partners II, LP	925,000	11,000,000	0	—

Arena Special Opportunities Partners III, LP	925,000	11,000,000	0	—

Arena Special Opportunities (Offshore) Master, LP	925,000	11,000,000	0	—

Arena Global	925,000	11,000,000	0	—

(1)	The shares issuable upon conversion of the First Closing Debentures, upon the exercise of the First Closing Warrants and upon the exercise of the Arena Global Warrants are not included in the shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” because they are subject to limitations on exercisability described below: The First Closing Debentures, First Closing Warrants and the Arena Global Warrant are subject to a beneficial ownership limitation of 4.99% (the “Beneficial Ownership Cap”), which in each case restricts the Selling Stockholders from converting that portion of the debentures or exercising that portion of the warrants that would result in the Selling Stockholders and their affiliates owning, after conversion or exercise, as applicable, a number of shares of Common Stock in excess of the Beneficial Ownership Cap. The number of shares of the Company’s Common Stock that may be issued upon conversion of the First Closing Debentures and exercise of the First Closing Warrants, inclusive of the Initial Commitment Fee Shares and any additional shares issuable under and in respect of the ELOC Purchase Agreement, is subject to the Exchange Cap.

(2)	Includes the following shares of Common Stock: (i) 624,699 shares issuable to Arena Special Opportunities Fund, LP upon conversion of First Closing Debentures in the principal amount of $112,669.81 and 105,397 shares issuable upon the exercise of the First Closing Warrants issued to Arena Special Opportunities Fund, LP (ii) 3,234,715 shares issuable to Arena Special Opportunities Partners II, LP upon conversion of First Closing Debentures in the principal amount of $583,404.59 and 545,748 shares issuable upon the exercise of the First Closing Warrants issued to Arena Special Opportunities Partners II, LP. (iii) 1,370,504 shares issuable to Arena Special Opportunities Partners III, LP upon conversion of First Closing Debentures in the principal amount of $247,180.31 and 231,226 shares issuable upon the exercise of the First Closing Warrants issued to Arena Special Opportunities Partners III, LP (iv) 2,470,840 shares issuable to Arena Special Opportunities (Offshore) Master, LP upon conversion of First Closing Debentures in the principal amount of $445,634.04 and 416,871 shares issuable upon the exercise of the First Closing Warrants issued to Arena Special Opportunities (Offshore) Master, LP and (v) 2,000,000 Initial Commitment Fee Shares, of which 925,000 have been previously issued to Arena Global and 1,075,000 of which are issuable upon exercise of the Arena Global Warrant. Dan Zwirn has voting and dispositive power over the shares owned by each of the five Arena entities. The business address of the Arena entities is 405 Lexington Ave, 59th Floor, New York, NY 10174. The number of shares set forth in this column does not reflect the application of the Beneficial Ownership Cap or the Exchange Cap.
(3)	Assumes that all shares of Common Stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that the Selling Stockholders do not acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering.

DESCRIPTION OF CAPITAL STOCK

The following briefly summarizes the material terms of our capital stock that are contained in our amended and restated certificate of incorporation and amended and restated bylaws. These summaries do not describe every aspect of these securities and documents and are subject to all the provisions of our amended and restated certificate of incorporation or amended and restated bylaws and are qualified in their entirety by reference to these documents, which you should read (along with the applicable provisions of Delaware law) for complete information on our capital stock. The amended and restated certificate of incorporation and amended and restated bylaws are included as exhibits to our registration statement on Form S-1, of which this prospectus forms a part. Since the terms of the Delaware General Corporation Law (the “DGCL”) are more detailed than the general information provided below, you should read the actual provisions of the DGCL for complete information.

General

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

As of September 16, 2024, 18,733,713 shares of our Common Stock are issued and outstanding, and no shares of our preferred stock are issued and outstanding.

Common Stock

Holders of shares of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Except as otherwise provided in our amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders, other than matters relating to the election and removal of directors and the amendment of our amended and restated bylaws, must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter. The holders of our Common Stock do not have cumulative voting rights in the election of directors.

Holders of shares of our Common Stock will be entitled to receive dividends when and if declared by our Board of Directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and subject to any rights of preferred stockholders, the holders of shares of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of our Common Stock do not have preemptive, subscription, redemption, or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. There are no shares of preferred stock designated or outstanding. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our Common Stock until our Board of Directors determines the specific rights of the holders of the preferred stock. However, the effects might include:

●	restricting dividends on our Common Stock;

●	diluting the voting power of our Common Stock;

●	impairing liquidation rights of our Common Stock; or

●	delaying or preventing a change in control of us without further action by our stockholders.

The Board of Directors’ authority to issue preferred stock without stockholder approval could make it more difficult for a third-party to acquire control of our company and could discourage such attempt. We have no present plans to issue any shares of preferred stock.

Forum Selection

Our amended and restated certificate of incorporation and amended and restated bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have subject matter jurisdiction, the federal district court of the State of Delaware) is the exclusive forum for (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or our stockholders; (iii) any action asserting a claim arising pursuant to the provisions of the Delaware General Corporation Law, our amended and restated certificate of incorporation, our amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against us or any director, officer or employee of the Company that is governed by the internal affairs doctrine of the State of Delaware. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that the federal district courts of the United States of America is the exclusive forum for the resolution of any complaint asserting a cause of action against under the Securities Act. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act. Nothing in our amended and restated certificate of incorporation or amended and restated bylaws will preclude stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

Anti-Takeover Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may delay, defer, or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they will also give our Board of Directors the power to discourage acquisitions that some stockholders may favor.

Section 203 of the DGCL. We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board of Directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Blank Check Preferred Stock. Our Board of Directors has the right to issue preferred stock in one or more series and to determine the designations, rights, preferences of such preferred stock without stockholder approval. As a result, our Board of Directors could, without stockholder approval, authorize the issuance of preferred stock with voting, dividend, redemption, liquidation, sinking fund, conversion and other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of the Company’s capital stock or that could have the effect of delaying, deferring or preventing a change in control.

Classified Board of Directors. Our amended and restated certificate of incorporation divides our Board of Directors into three classes serving three-year terms, with one class being elected each year by a plurality of the votes cast by the stockholders entitled to vote on the election.

Removal of Directors. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that, (i) subject to the rights of holders of any series of preferred stock or any limitation imposed by law, the Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors; and (ii) subject to the rights of holders of any series of preferred stock, neither the Board of Directors nor any individual director may be removed without cause.

Board Vacancies. Our amended and restated certificate of incorporation and our amended and restated bylaws, provide that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum of the Board of Directors.

Stockholder Action by Written Consent. Our amended and restated certificate of incorporation and our amended and restated bylaws prohibit stockholders from acting by written consent. Accordingly, stockholder action must take place at an annual or a special meeting of the Company’s stockholders.

Special Meetings of Stockholders. Our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders may only be called by our Board of Directors, Chairman of the Board of Directors or our Chief Executive Officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Stockholders wishing to nominate persons for election to our Board of Directors or to propose any business to be considered by our stockholders at an annual meeting must comply with certain advance notice and other requirements which are set forth in our amended and restated bylaws. Likewise, if our Board of Directors has determined that directors shall be elected at a special meeting of stockholders, stockholders wishing to nominate persons for election to our Board of Directors at such special meeting must comply with certain advance notice and other requirements which are set forth in our amended and restated bylaws.

Amendment of Certificate of Incorporation or Bylaws. The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended or repealed by a majority vote of our Board of Directors or by the affirmative vote of the holders of at least 66 2/3% of the votes which all our stockholders would be eligible to cast in an election of directors.

Limitations on Liability and Indemnification of Officers and Directors

As permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL. The effect of these provisions are to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer, subject to certain exceptions in which case the director or officer would be personally liable. An officer may not be exculpated for any action brought by or in the right of the corporation. A director may not be exculpated for improper distributions to stockholders. Further, pursuant to Delaware law, a director or officer may not be exculpated for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; and

●	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability will not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

In addition, our amended and restated bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. We entered into separate indemnification agreements with our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. These agreements, among other things, require us to indemnify our directors and officers for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such directors or officers or on his or her behalf in connection with any action or proceeding arising out of their services as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request provided that such person follows the procedures for determining entitlement to indemnification and advancement of expenses set forth in the indemnification agreement. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of SG DevCo. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Transfer Agent and Registrar

Our transfer agent and registrar is Equiniti Trust Company, LLC.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the ticker symbol “SGD.”

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

Whitley Penn LLP, our prior independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on Whitley Penn LLP’s report, given on their authority as experts in accounting and auditing. M&K CPAS PLLC (“M&K”), our current independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Such financial statements are incorporated by reference in reliance on M&K’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Blank Rome LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. These reports, proxy statements, and other information will be available on the website of the SEC referred to above.

We also maintain a website at www.sgdevco.com, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-41581):

●	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 15, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 filed with the SEC on August 14, 2024;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on February 6, 2024;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on May 31, 2024;

●

Our Current Reports on Form 8-K filed with the SEC on February 6, 2024 (other than information furnished under Item 7.01 and exhibits related thereto); February 13, 2024 (other than information furnished under Item 7.01 and exhibits related thereto); February 22, 2024; March 4, 2024; March 11, 2024; March 25, 2024, April 9, 2024, April 19, 2024, April 26, 2024, May 1, 2024, May 3, 2024; May 13, 2024; May 20, 2024 ; May 24, 2024; June 10, 2024, July 3, 2024, July 23, 2024 July 29, 2024, August 14, 2024, August 30, 2024 and September 6, 2024; and

●	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 10 initially publicly filed with the Commission on December 23, 2022, as updated by the description of our Common Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Safe and Green Development Corporation

100 Biscayne Blvd, Suite 1201

Miami, FL 33132

Telephone (904) 496-0027

Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.sgdevco.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

11,000,000 Shares of Common Stock

PROSPECTUS

            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Item	Amount
SEC registration fee	$418
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Miscellaneous fees and expenses	4,582
Total	$30,000

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our amended and restated bylaws provide that we will indemnify our directors and executive officers to the fullest extent permitted by law, and may indemnify other officers, employees and other agents. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or executive officer in advance of the final disposition of any action or proceeding. In addition, as permitted by Delaware law, our amended and restated certificate of incorporation includes provisions that eliminate the personal liability of our directors and officers for monetary damages resulting from breaches of certain fiduciary duties as a director or officer, as applicable, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15. Recent Sales of Unregistered Securities

Since our incorporation, we have made the following issuances of unregistered securities pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder and/or Rule 701 of the Securities Act. We did not register the issuance of these securities under the Securities Act because the issuance did not constitute a public offering.

On February 18, 2021, we issued 1,000 shares of our Common Stock to SG Holdings.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 500,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nicolai Brune for 200,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Caitlin Kelly for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Marc Brune for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Wendy Bravo for 100,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to David Villarreal for 650,000 shares of our Common Stock, vesting fifty percent (50%) upon issuance, with the balance vesting quarterly on a pro-rata basis over the next eighteen (18) months of continuous service.

On April 11, 2023, we granted an RSU under the 2023 Plan to Ahmad Cory Jubran for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jordan Bem for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Nancy Guzman for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Eric Tate for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to Kevin Rohani for 18,750 shares of our Common Stock, 14,062 vesting upon issuance, with 1/3 of the balance vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided that such person provides continuous services.

On April 11, 2023, we granted an RSU under the 2023 Plan to John Scott Magrane, Jr. for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Jeffrey Tweedy for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Peter DeMaria for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Paul Galvin for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Christopher Melton for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On April 11, 2023, we granted an RSU under the 2023 Plan to Yaniv Blumenfeld for 12,500 shares of our Common Stock, with twenty-five percent (25%) vesting on each of April 1, 2023, July 1, 2023, October 1, 2023 and January 1, 2024 provided he continues to serve on our Board of Directors.

On May 16, 2023, we granted an RSU under the 2023 Plan to Alyssa Richardson for 12,500 shares of our Common Stock, with twenty-five percent (25%) vested upon issuance and twenty-five percent (25%) vesting on each of July 1, 2023, October 1, 2023 and January 1, 2024 provided she continues to serve on our Board of Directors.

In addition, on September 13, 2023, the Board of Directors declared a special stock dividend in the amount of 9,999 shares of our Common Stock for every one (1) share of our Common Stock to the holders of record of all the issued and outstanding shares of our Common Stock as of the close of business on September 13, 2023. In connection therewith, on September 15, 2023, we issued 9,999,000 shares of our Common Stock to SG Holdings, our sole stockholder as of the close of business on September 13, 2023.

On November 30, 2023, we closed a private placement offering of $700,000.00 in principal amount of our 8% convertible debenture (the “First 2023 Debenture”) to Peak One and a warrant (the “First 2023 Warrant”) to purchase up to 350,000 shares of our Common Stock to Peak One Investments. Pursuant to a securities purchase agreement, the Debenture was sold to Peak One for a purchase price of $630,000, representing an original issue discount of ten percent (10%). In connection with the offering we issued 100,000 shares of our restricted Common Stock as commitment shares.

In addition, on November 30, 2023, we entered into an equity purchase agreement with Peak One. Pursuant to the terms of the equity purchase agreement, we issued to Peak One Investments 100,000 shares of our restricted Common Stock as commitment shares.

On January 4, 2024, we issued 286,000 shares of our Common Stock pursuant to Put Notices under the Peak One equity purchase agreement.

On January 8, 2024, we issued 305,831 shares of our Common Stock in connection with the exercise, in full, of the First 2023 Warrant, on a cashless basis.

On February 7, 2024, we issued 500,000 shares of Common Stock to the members of Majestic World Holdings LLC (“MWH”) as partial consideration for the acquisition of MWH.

On February 16, 2024, we closed the second tranche of a private placement transaction and issued an 8% convertible debenture in the principal amount of $250,000 (the “Second 2023 Debenture”)  to Peak One, a warrant (the “Second 2023 Warrant”) to purchase up to 125,000 shares of our Common Stock to Peak One Investments and 35,000 shares of our restricted Common Stock as commitment shares.

On March 1, 2024, we entered into a credit agreement with the Bryan Leighton Revocable Trust Dated December 13, 2023 pursuant to which the Lender agreed to provide us with a line of credit facility of up to a maximum of $250,000. In consideration for the extension of the line of credit facility, we issued 154,320 shares of our restricted Common Stock to the Lender.

On March 8, 2024, we issued 998,905 shares of our Common Stock upon conversion of the First 2023 Debenture.

On March 11, 2024, we issued 100,000 shares of our Common Stock pursuant to a Put Notice under the Peak One equity purchase agreement.

On March 14, 2024, we issued 96,774 shares of restricted Common Stock to a consultant for marketing services.

On March 22, 2024, we closed the third tranche of a private placement transaction and issued an 8% convertible debenture in the principal amount of $250,000 (the “Third 2023 Debenture”) to Peak One, a warrant (the “Third 2023 Warrant”) to purchase up to 125,000 shares of our Common Stock to Peak One Investments and 35,000 shares of our restricted Common Stock as commitment shares.

On March 26, 2024, we issued 100,000 shares of restricted Common Stock to Marc Brune, as partial payment for consulting services.

On April 29, 2024, we closed the first tranche of a private placement transaction and issued an 8% convertible debenture in the principal amount of $350,000 (the “First 2024 Debenture”) to Peak One, a warrant (the “First 2024 Warrant”) to purchase up to 262,500 shares of our Common Stock to Peak One Investments and 80,000 shares of our restricted Common Stock as commitment shares.

On April 30, 2024, we issued 23,317 shares of our Common Stock upon the conversion in full of interest on the First 2023 Debenture.

On April 30, 2024, we issued 229,216 shares of our Common Stock upon the exercise, in full, of the Second 2023 Warrant and the Third 2023 Warrant, on a cashless basis.

On May 9, 2024, we issued 506,189 shares of Common Stock to Peak One upon conversion of the Second 2023 Debenture and partial conversion of the Third 2023 Debenture.

On May 9, 2024, we issued 500,000 shares of our Common Stock pursuant to Put Notices under the Peak One equity purchase agreement.

On May 22, 2024, we issued 200,000 shares of Common Stock to OBUS, LLC as partial consideration for the acquisition of the MyVonia Asset.

On May 23, 2024, we closed the second tranche of a private placement transaction and issued an 8% convertible debenture in the principal amount of $350,000 (the “Second 2024 Debenture”) to Peak One, a warrant (the “Second 2024 Warrant”) to purchase up to 262,500 shares of our Common Stock to Peak One Investments and 80,000 shares of our restricted Common Stock as a commitment fee.

On July 17, 2024, we issued 100,000 shares of Common Stock to Peak One pursuant to a Put Notice under the Peak One Equity Purchase Agreement.

On July 22, 2024, we issued 970,941 shares of Common Stock to Peak One upon conversion of the Third 2023 Debenture and partial conversion of the First 2024 Debenture.

On August 12, 2024, we entered into a securities purchase agreement, dated August 12, 2024 (the “Purchase Agreement”) with Arena Special Opportunities Partners II, LP, Arena Special Opportunities (Offshore) Master, LP, Arena Special Opportunities Partners III, LP, and Arena Special Opportunities Fund, LP (collectively, the “Arena Investors”) related to a private placement offering of up to five secured convertible debentures to the Arena Investors in the aggregate principal amount of $10,277,777 (together with warrants to purchase a number of shares of Common Stock equal to 20% of the total principal amount of the Debentures sold divided by 92.5% of the lowest daily VWAP (as defined in the Purchase Agreement) for the Common Stock during the ten consecutive trading day period preceding the respective closing dates. The closing of the first tranche was consummated on August 12, 2024 and we issued to the Arena Investors 10% original issue discount secured convertible debentures in the principal amount of $1,388,888.75 and warrants to purchase up to 1,299,242 shares of Common Stock.

On August 12, 2024, we also entered into a purchase agreement (the “ELOC Purchase Agreement”) with Arena Business Solutions Global SPC II, LTD (“Arena Global”), pursuant to which we shall have the right, but not the obligation, to direct Arena Global to purchase up to $50.0 million in shares of Common Stock in multiple tranches upon satisfaction of certain terms and conditions contained in the ELOC Purchase Agreement. On August 26, 2024, we issued 925,000 shares of Common Stock as a commitment fee to Arena Global in connection with entering into the ELOC Purchase Agreement and on August 30, 2024, we issued a warrant to purchase up to 1,075,000 shares of Common Stock to Arena Global as a commitment fee in connection with entering into the ELOC Purchase Agreement.

The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their employment or other relationship with us or through other access to information provided by us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

(b) Financial Statement Schedules

Schedules not listed have been omitted because the information required to be set forth therein is not applicable, not material or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	to include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Separation and Distribution Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 2.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

2.2	Asset Purchase Agreement, dated May 7, 2024, by and between the Company and Dr. Axely Congress (incorporated herein by reference to Exhibit 2.1 to the Form 10-Q filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581)).

3.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 19, 2023 (File No. 001-41581)).

4.1	Debenture, dated November 30, 2023, in the principal amount of $700,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

4.2	Warrant, dated November 30, 2023 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

4.3	Debenture, dated February 15, 2024 in the principal amount of $250,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

4.4	Warrant, dated February 15, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

4.5	Debenture, dated March 21, 2024 in the principal amount of $250,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 25, 2024 (File No. 001-41581)).

4.6	Warrant, dated March 21, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 25, 2024 (File No. 001-41581)).

4.7	Debenture, dated April 29, 2024 in the principal amount of $350,000 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

4.8	Warrant, dated April 29, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

4.9	Debenture, dated May 23, 2024, in the principal amount of $350,000(incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 24, 2024 (File No. 001-41581)).

4.10	Warrant, dated May 23, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 24, 2024 (File No. 001-41581)).

4.11	Form of Debenture, dated August 12, 2024 (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

4.12	Form of Warrant, dated August 12, 2024 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

4.13**	Form of Warrant issued to Arena Business Solutions Global SPC II, LTD

4.14*	Global Amendment to 10% Original Issue Discount Secured Convertible Debentures

5.1*	Opinion of Blank Rome LLP.

10.1	Shared Services Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

10.2	Tax Matters Agreement by and between Safe & Green Holdings Corp. and the Registrant (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 28, 2023 (File No. 001-41581)).

10.3	Form of Indemnification Agreement to be entered into between the Registrant and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.3 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.4	Fabrication Agreement by and between SG Echo, LLC and the Registrant (incorporated herein by reference to Exhibit 10.4 to the Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on December 23, 2022 (File No. 001-41581) ).

10.5+	Form of 2023 Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.5 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.6	Renewal & Extension of Real Estate Note and Lien between the Registrant and Weinritter Realty, LP (incorporated herein by reference to Exhibit 10.6 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.7	Second Lien Deed of Trust between the Registrant and Weinritter Realty, LP (incorporated herein by reference to Exhibit 10.7 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.8	Promissory Note between the Registrant and Palermo Lender LLC (incorporated herein by reference to Exhibit 10.8 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.9	Promissory Note between the Registrant and SG Blocks, Inc. (incorporated herein by reference to Exhibit 10.9 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.10	Operating Agreement of JDI Cumberland Inlet, LLC (incorporated herein by reference to Exhibit 10.10 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.11	Amended and Restated Operating Agreement of Norman Berry II Owners, LLC (incorporated herein by reference to Exhibit 10.11 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.12+	Employment Agreement, dated February 3, 2023, with David Villarreal (incorporated herein by reference to Exhibit 10.12 to the Amendment No. 1 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on February 6, 2023 (File No. 001-41581) ).

10.13+	Employment Agreement, dated February 14, 2023, with Nicolai Brune (incorporated herein by reference to Exhibit 10.13 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.14	Loan Agreement, dated March 30, 2023, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.14 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.15	Promissory Note, issued by LV Peninsula Holding LLC, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.15 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.16	Deed of Trust and Security Agreement, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.16 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.17	Assignment of Contract Rights, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.17 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.18	Mortgage, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.18 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.19	Guaranty, dated March 30, 2023 (incorporated herein by reference to Exhibit 10.19 to the Amendment No. 2 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on May 1, 2023 (File No. 001-41581)).

10.20	Loan Agreement, dated as of June 16, 2023, between Registrant and BCV S&G DevCorp (incorporated herein by reference to Exhibit 10.20 to the Amendment No. 4 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on June 30, 2023 (File No. 001-41581)).

10.21	Escrow Agreement, dated as of June 21, 2023, among Registrant, Bridgeline Capital Partners S.A, acting on behalf BCV S&G DevCorp, and American Stock Transfer & Trust Company, LLC, as Escrow Agent (incorporated herein by reference to Exhibit 10.21 to the Amendment No. 4 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on June 30, 2023 (File No. 001-41581)).

10.22	Note Cancellation Agreement, effective as of July 1, 2023, by and between Safe & Green Holdings Corp. and Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.22 to the Amendment No. 6 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-41581)).

10.23	Promissory Note, in the principal amount of $908,322.95, in favor of Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.23 to the Amendment No. 6 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 18, 2023 (File No. 001-41581)).

10.24	Amendment No. 1 to Loan Agreement, dated as of August 25, 2023, between Registrant and BCV S&G DevCorp. (incorporated herein by reference to Exhibit 10.24 to the Amendment No. 7 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-41581)).

10.25+	Form of Director Offer Letter (incorporated herein by reference to Exhibit 10.25 to the Amendment No. 7 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on August 28, 2023 (File No. 001-41581)).

10.26	Amendment No. 2 to Loan Agreement, dated as of August 25, 2023, between Registrant and BCV S&G DevCorp. (incorporated herein by reference to Exhibit 10.26 to the Amendment No. 8 to Form 10 Registration Statement as filed by the Registrant with the Securities and Exchange Commission on September 12, 2023 (File No. 001-41581)).

10.27	Consulting Agreement between the Company and William Rogers entered into as of October 20, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on October 25, 2023 (File No. 001-41581)).

10.28	Securities Purchase Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.29	Registration Rights Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.30	Equity Purchase Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.31	Registration Rights Agreement, dated November 30, 2023 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 1, 2023 (File No. 001-41581)).

10.32	Contribution Agreement between LV Peninsula Holding LLC and Preserve Acquisitions, LLC entered into as of November 28, 2023 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 4, 2023 (File No. 001-41581)).

10.33	Master Purchase Agreement, dated December 17, 2023, by and between SG Echo LLC and Safe and Green Development Corporation (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on December 21, 2023 (File No. 001-41581)).

10.34	Agreement of Sale between Safe and Green Development Corporation and Pigmental, LLC, dated January 31, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 6, 2024 (File No. 001-41581)).

10.35	Amendment to Employment Agreement by and between the Company and David Villarreal dated February 2, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 6, 2024 (File No. 001-41581)).

10.36	Amendment to Employment Agreement by and between the Company and Nicolai Brune dated February 2, 2024 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 6, 2024 (File No. 001-41581)).

10.37	Membership Interests Purchase Agreement, dated as of February 7, 2024, by and among Safe and Green Development Corporation, the members of Majestic World Holdings LLC listed therein, Majestic World Holdings LLC and Sellers Representative (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 13, 2024 (File No. 001-41581)).

10.38	Side Letter Agreement, dated as of February 7, 2024, by and among Safe and Green Development Corporation, Majestic World Holdings LLC and Sellers Representative (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 13, 2024 (File No. 001-41581)).

10.39	Profit Sharing Agreement, dated as of February 7, 2024, by and between Safe and Green Development Corporation and Matthew A. Barstow on behalf of and as the duly authorized representative of the members identified therein (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 13, 2024 (File No. 001-41581)).

10.40	Amendment No. 1 to the Securities Purchase Agreement, dated February 15, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

10.41	Amendment No. 1 to the Registration Rights Agreement, dated February 15, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on February 22, 2024 (File No. 001-41581)).

10.42	Employment Agreement by and between Derek Villarreal and the Company (incorporated herein by reference to Exhibit 10.42 to the Form 10-K for the year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 1, 2024 (File No. 001-41581)).

10.43	Consulting Agreement by and between Marc Brune and the Company (incorporated herein by reference to Exhibit 10.43 to the Form 10-K for the year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 1, 2024 (File No. 001-41581)).

10.44	Credit Agreement Dated March 1, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on March 11, 2024 (File No. 001-41581)).

10.45	Extension Agreement, effective April 1, 2024, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.46	Loan Agreement, effective April 1, 2024, between LV Peninsula Holding LLC and Austerra Stable Growth Fund, LP (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.47	Promissory Note issued by LV Peninsula Holding LLC dated April 3, 2024 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.48	Deed of Trust and Security Agreement dated April 3, 2024 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.49	Modification To Real Estate Mortgage dated April 3, 2024 (incorporated herein by reference to Exhibit 10.5 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581)).

10.50	Guaranty dated April 3, 2024 (incorporated herein by reference to Exhibit 10.6 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 9, 2024 (File No. 001-41581))

10.51	Amendment to Real Estate Contract dated as of April 29, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 1, 2024 (File No. 001-41581)).

10.52	Commercial Contract between Safe and Green Development Corporation and lithe Development Inc. (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 1, 2024 (File No. 001-41581)).

10.53	Securities Purchase Agreement, dated April 29, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

10.54	Registration Rights Agreement, dated April 29, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 3, 2024 (File No. 001-41581)).

10.55	Amendment to Real Estate Sales Contract, dated as of May 17, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 20, 2024 (File No. 001-41581)).

10.56	Amendment No. 1 to Securities Purchase Agreement, dated May 22, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 24, 2024 (File No. 001-41581)).

10.57	Amendment to Registration Rights Agreement dated May 22, 2024 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 29, 2024 (File No. 001-41581)).

10.58	Joint Venture Agreement, dated July 23, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 29, 2024 (File No. 001-41581))

10.59	Commercial Contract Amendment Safe and Green Development Corporation and Lithe Development Inc. effective as of July 18, 2024 (incorporated herein by reference to Exhibit 10.14 to the Form 10-Q filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581)).

10.60	Commercial Contract Amendment Safe and Green Development Corporation and Lithe Development Inc. effective as of July 25, 2024 (incorporated herein by reference to Exhibit 10.15 to the Form 10-Q filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581)).

10.61	Commercial Contract Amendment Safe and Green Development Corporation and Lithe Development Inc. effective as of August 8th, 2024 (incorporated herein by reference to Exhibit 10.16 to the Form 10-Q filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581)).

10.62	Securities Purchase Agreement, dated August 12, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

10.63	Registration Rights Agreement, dated August 12, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

10.64	Securities Agreement, dated August 12, 2024 (incorporated herein by reference to Exhibit 10.3 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

10.65	Guaranty, dated August 12, 2024 (incorporated herein by reference to Exhibit 10.4 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

10.66	Purchase Agreement, dated August 12, 2024 (incorporated herein by reference to Exhibit 10.5 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 14, 2024 (File No. 001-41581))

10.67	Amendment to Purchase Agreement, dated August 30, 2024 (incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 6, 2024 (File No. 001-41581))

10.68	Joint Venture Agreement, dated September 2, 2024 (incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on September 6, 2024 (File No. 001-41581))

21.1	Subsidiaries of the Registrant (incorporated herein by reference to Exhibit 21.1 to the Form 10-K for the year ended December 31, 2023 filed by the Registrant with the Securities and Exchange Commission on April 1, 2024 (File No. 001-41581)).

23.1*	Consent of Independent Registered Public Accounting Firm, M&K CPAS PLLC.

23.2*	Consent of Independent Registered Public Accounting Firm, Whitley Penn LLP.

23.3*	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page of the initial Registration Statement)

107*	Filing fee table.

*	Filed herewith

**	Previously filed

+	Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, September 20, 2024.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal
Title:	David Villarreal
Name:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Person	Capacity	Date

	/s/ David Villarreal	Chief Executive Officer and Director	September 20, 2024
	David Villarreal	(Principal Executive Officer)

	/s/ Nicolai Brune	Chief Financial Officer	September 20, 2024
	Nicolai Brune	(Principal Financial and Accounting Officer)

	*	Director	September 20, 2024
Yaniv Blumenfeld

	*	Director	September 20, 2024
Paul Galvin

	*	Director	September 20, 2024
Peter G. DeMaria

	*	Director	September 20, 2024
John Scott Magrane, Jr.

	*	Director	September 20, 2024
Christopher Melton

	*	Director	September 20, 2024
Alyssa L. Richardson

	*	Director	September 20, 2024
Jeffrey Tweedy

*By:	/s/ David Villarreal
David Villarreal, Attorney-In-Fact